EXHIBIT 99.1

[Cromptom Corp. logo]                         [Great Lakes Chemical Corp. logo]


                                                                            NEWS
CONTACTS:

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

Crompton                                                      Great Lakes
--------                                                      -----------
Investors:    William Kuser            (203) 573-2213         Investors:    Paul Britton         (317) 715-3027
Media:        Mary Ann Dunnell         (203) 573-3034         Media:        Wendy Chance         (317) 715-3027

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           CROMPTON CORPORATION AND GREAT LAKES CHEMICAL CORPORATION
        ANNOUNCE MERGER TO CREATE MAJOR NEW SPECIALTY CHEMICALS COMPANY

            -- Stock-for-Stock Transaction Valued at $1.8 Billion --

           -- Creates Third Largest U.S. Specialty Chemicals Company -

       --Company to Have Leading Positions in Multiple High-Value Niches -

                    -- Accretive to EPS Beginning in 2006 --

              -- Experienced Management Team to be Led by Crompton
                       Chairman and CEO Robert L. Wood --


Middlebury, CT and Indianapolis, IN, March 9, 2005 -Crompton Corporation (NYSE:
CK) and Great Lakes Chemical Corporation (NYSE: GLK) announced today that they have entered into a definitive merger agreement for an all-stock merger transaction, which will create the third-largest publicly traded U.S. specialty chemicals company. The new company will have combined pro forma 2004 revenues of more than $4.1 billion and a market capitalization of nearly $3.2 billion. It will hold leading positions in high-value specialty chemical niche businesses including plastics additives, petroleum additives, flame retardants and pool chemicals. Additionally, the combined company will maintain strong positions in castable urethanes and crop protection chemicals.

Under terms of the agreement, which has been unanimously supported by the boards of directors of both companies, Great Lakes shareholders will receive 2.2232 shares of Crompton common stock for each share of Great Lakes common stock they hold. The transaction is expected to be tax-free to Great Lakes' shareholders. The exchange ratio represents a 10.1% premium over Great Lakes' closing share price on March 8, 2005, and equates to $29.92 per Great Lakes share. Based on the March 8th price, the transaction is valued at $1.8 billion, including approximately $250 million of Great Lakes net debt and minority interest.

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The new company will be owned 51 percent by Crompton shareholders and 49 percent by Great Lakes shareholders on a fully diluted basis. Robert L. Wood, currently chairman, president and CEO of Crompton, will serve in those capacities for the combined company, which will be headquartered in Middlebury, Connecticut. In addition to Robert L. Wood, the board of directors will have five directors from each side, for a total of eleven directors. The new company expects to maintain Crompton's existing cash dividend level of $.05 per quarter.

"This combination represents an excellent strategic fit between two companies with complementary business portfolios and will create a company with a strong financial profile," said Robert L. Wood, chairman, president and CEO of Crompton. "It takes us a long way towards our goal of holding leading global positions in true value-added specialty chemicals businesses. In addition to significant operating synergies, we immediately gain greater geographic reach in plastics additives. Building on the increasing profitability of both companies, we see an opportunity with these solid platforms to accelerate our momentum in delivering higher earnings and stronger cash flow.

"Leveraging our recent experience at Crompton, we will execute a well planned, disciplined and comprehensive integration program and expect recurring annual cost savings of $90 million - $100 million, to be achieved in most part by 2006. The combined company will be well capitalized, and will have sufficient liquidity to execute on its business plan," said Wood.

"We believe this merger provides immediate value creation for our shareholders through the upfront premium and significant synergy opportunities to be realized over the next 18 months," said John J. Gallagher, III, acting CEO of Great Lakes. "Further, by combining with Crompton, we create a leading global specialty chemicals company with a portfolio of businesses capable of delivering long-term shareholder value. This transaction will result in a company that is stronger and better positioned. The combination creates options and flexibility that operating as two separate companies would not provide."

The transaction is expected to be accretive to the combined company's 2006 earnings per share and cash flow per share. In addition to significant cost synergies, the combined company expects to realize cash flow benefits related to utilization of Crompton's net operating losses. One-time pre-tax closing costs are expected to be approximately $35 million - $40 million. The combined company also expects to incur one-time pre-tax integration costs of approximately $90 million - $100 million.

In addition to Robert L. Wood as chairman and CEO, Karen Osar will serve as CFO, Robert Weiner will head Supply Chain Operations, and Gregory McDaniel, Crompton's senior vice president, Strategy and New Business Development, will lead the integration activities. Myles Odaniell will head the combined company's Specialty Chemicals segment, Marcus Meadows-Smith will head Crop Protection and Great Lakes' Kevin Dunn will head Consumer Products for the combined company. Other management positions will be filled through the integration process, utilizing personnel from both companies.

The transaction, which is expected to close by mid-year, is subject to regulatory approvals, approval by shareholders of both companies and other customary conditions. Morgan Stanley and Citigroup Global Markets Inc. acted as financial advisors to Crompton on this transaction and Merrill Lynch & Co. acted as financial advisor to Great Lakes.


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In 2004, Crompton had total revenue of approximately $2.55 billion and a net loss of $34.6 million. Great Lakes had total revenue of $1.6 billion and net income of $62.9 million in the same period. At December 31, 2004, Crompton and Great Lakes had 4,800 and 3,700 employees, respectively.


Conference Call Scheduled Today to Discuss Transaction
------------------------------------------------------

The parties will hold a joint conference call at 8:30 a.m. Eastern time on Wednesday, March 9. To access the call, dial (480) 629-9556. Live audio and informational slides are available on Crompton's and Great Lakes' investor relations pages at www.cromptoncorp.com and www.greatlakes.com. Replay of the conference call will be available for two weeks beginning at 12:00 p.m., Wednesday, March 9, by calling (320) 365-3844, access code 773990.

About Crompton
--------------
Crompton Corporation, with annual sales of $2.55 billion, is a producer and marketer of specialty chemicals and polymer products and equipment. Additional information concerning Crompton Corporation is available at www.cromptoncorp.com.

About Great Lakes
-----------------
Great Lakes Chemical Corporation is the world's leading producer of certain specialty chemicals for such applications as water treatment, household cleaners, flame retardants, polymer stabilizers, fire suppressants, and performance products. The stock of the company is traded on the New York Stock Exchange.


NOTE TO INVESTORS

CROMPTON and GREAT LAKES will file a proxy statement/prospectus and other documents regarding the proposed merger described in this communication with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about CROMPTON and GREAT LAKES and the proposed transaction. A definitive proxy statement/prospectus will be sent to security holders of CROMPTON and GREAT LAKES seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by CROMPTON and GREAT LAKES with the SEC at the SEC's web site at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of cost by directing a request to CROMPTON, 199 Benson Road, Middlebury, CT 06749, attention Investor Relations, Telephone: (203) 573-2163 or GREAT LAKES, 9025 North River Road, Suite 400, Indianapolis, IN 46240, attention Investor Relations, Telephone: (317) 715-3027.

CROMPTON and GREAT LAKES and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CROMPTON and GREAT LAKES in connection with the merger. Information about CROMPTON and GREAT LAKES and their respective directors and officers can be found in CROMPTON's and GREAT LAKES's respective Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

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Forward-Looking Statements
--------------------------
Crompton and Great Lakes caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking information includes, but is not limited to, statements about the benefits of the business combination of Crompton and Great Lakes, including future financial and operating results, the combined companies' plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those included in the forward-looking information: the risk that the businesses will not be integrated successfully; the risk that the cost savings and other synergies from the transaction may not be fully realized or take longer to realize than anticipated; the inability to achieve cash flow synergies; disruption from the transaction that makes it more difficult to maintain relationships with employees, customers or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; the ability to obtain regulatory approval of the transaction on the proposed terms and schedule; and the failure of the stockholders of either Crompton or Great Lakes to approve the transaction.


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